EXHIBIT 24

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-19180 of Analysts International Corporation on Form S-8 of our report on the financial statements of the Analysts International Corporation Savings and Investment Plan, dated April 8, 2003, appearing in this Annual Report on Form 11-K filed under cover of Form 10-K/A of Analysts International Corporation for the six months ended December 31, 2002.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
April 25, 2003